EXHIBIT 10.16
1

February 24, 2005


W.L. Addison Investment, L.L.C. 16300 Addison Road, Suite 300
Addison, Texas 75001

Attn:    Mr. John E. Loehr

Re:      Option Agreement for the Purchase of Oil & Gas Leases
         Dated March 5, 2004

Gentlemen:

Reference is made to that certain "Option Agreement for the Purchase of Oil and Gas Leases" dated March 5, 2004, hereinafter referred to as the "Agreement", between W.L. Addison Investment, L.L.C. (herein referred to as "Addison"), GulfWest Energy Inc. ("herein referred to as GulfWest"), and Setex Oil and Gas Company ("herein referred to as "Setex"). Pursuant to the Agreement, Addison granted GulfWest the option to acquire certain oil and gas leases and wells located in the Iola Field, Grimes County, Texas.

This letter agreement shall constitute notice pursuant to Article IV (A) of the Agreement that GulfWest has elected to exercise its rights to acquire the oil and gas leases and wells covered by the Agreement.

Addison and GulfWest hereby acknowledge the Agreement remains in full force and effect and that upon payment of the Redemption Price set forth in the Agreement the Option Note will be cancelled and Addison will execute an appropriate instrument of "Assignment, Conveyance and Bill of Sale" conveying to GulfWest all right, title and interest held by Addison in such oil and gas leases and wells.

Further, as evidenced by Addison execution of this letter agreement, Addison has elected not to retain a working interest in the oil and gas leases and wells covered by the Agreement pursuant to Article V of the Agreement.

Sincerely,

/S/ THOMAS R. KAETZER
-------------------------------
Thomas R. Kaetzer
President

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Agreed to and acknowledged this 24th day of February 2005.


W.L. Addison Investment, L.L.C.



/S/ JOHN E. LOEHR
-------------------------------
John E. Loehr
President


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